UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011 (August 2, 2011)

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In the proxy statement that NeoPhotonics Corporation (the “Company”) provided to stockholders in connection with the Company’s 2011 annual stockholder meeting (the “Annual Meeting”), the Company’s Board of Directors (the “Board”) recommended that the stockholders vote, on an advisory (non-binding) basis, in favor of an annual frequency for future “say-on-pay” votes. Say-on-pay votes are periodic, advisory, nonbinding stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At the Annual Meeting on June 17, 2011, approximately 72% of the shares voting on the matter approved Proposal 4 for stockholders to vote on an advisory basis once every three years to approve executive compensation. On August 2, 2011, the Board approved a three year frequency for future say-on-pay votes. The Board will reevaluate this determination in connection with the next stockholder advisory vote on the frequency of say-on-pay votes.

The results of the stockholder vote at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on June 22, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Board’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2011	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Vice President and Chief Financial Officer